Exhibit 99.1

Portland General Electric One World Trade Center 121 SW Salmon Street Portland, Oregon 97204 News Release

FOR RELEASE	Media Contact:
5 a.m. EDT, May 4, 2010	Gail Baker
Director, Corporate Communications
Phone: 503-464-8693

Investor Contact:
Bill Valach
Director, Investor Relations
Phone: 503-464-7395

Portland General Electric Reports

First Quarter 2010 Financial Results

Portland, Ore, May 4, 2010 — Portland General Electric Company (NYSE: POR) today reported net income of $27 million, or $0.36 per diluted share, for the three months ended March 31, 2010, compared to $31 million, or $0.47 per diluted share, for the three months ended March 31, 2009.

Operating results for the first quarter of 2010 were impacted by warmer weather, the continued effects of a weak economy and unfavorable hydro conditions relative to the first quarter of 2009. Revenues decreased $36 million, or 7%, and primarily consisted of $25 million related to a decline in retail energy deliveries and $15 million related to a 4% decline in average retail price. Average temperature for the first quarter of 2010 was the third warmest on record, resulting in a 13% decrease in residential energy deliveries. The weak economy contributed to a 5% decrease in energy deliveries to commercial and industrial customers in the first quarter of 2010.

The average variable power cost in the first quarter of 2010 decreased 6% compared to the first quarter of 2009 and was driven by an overall decrease in the cost of thermal production, combined with a reduction in load requirements and a shift in mix of sources of energy. A key driver in the decreased cost of thermal production was an 11% decrease in the average cost of natural gas-fired production. The decrease in the average variable power cost was offset by a 17% decrease in energy received from hydro resources. Hydro conditions are expected to remain below normal for 2010.

“Strong operations, specifically efficiencies in thermal production, helped balance the continued impacts of warmer weather, a weak economy and unfavorable hydro conditions during the first quarter,” said Jim Piro, President and Chief Executive Officer. “Regulatory review of both our general rate case and Integrated Resource Plan is underway. We’re working hard to build a collaborative process in both of these proceedings that will produce positive outcomes for our customers and shareholders.”

First Quarter Highlights

•

Filed a general rate case in February 2010 with the Public Utility Commission of Oregon (OPUC) to align prices with costs necessary to deliver safe, reliable power and high quality customer service. PGE is requesting a $125 million, or 7.4%, overall increase in rates, which is based on a 2011 test year. Among other things, the Company is proposing a capital structure of 50% debt and 50% equity, a return on equity of 10.5%, a cost of capital of 8.3%, and an average rate base of approximately $3.2 billion. Regulatory review of this general rate case is continuing, with a final order from the OPUC expected before the end of 2010. New rates are expected to be effective January 1, 2011.

•

Submitted a Renewable Adjustment Clause filing on April 1, 2010 requesting $17 million for 2010 related primarily to the recovery of costs for Biglow Canyon Phase III. Effective January 1, 2011, the revenue requirements related to Biglow Canyon Phase III are expected to be reflected in retail prices, an increase of approximately 1.9%, through the Company’s 2011 General Rate Case.

•

Filed an addendum in April 2010 to PGE’s proposed Integrated Resource Plan (IRP) originally filed in November 2009 with the OPUC. The addendum recommends ceasing coal-fired operations at Boardman by 2020, which is contingent upon, among other events, Oregon Environmental Quality Commission’s modification of the current Regional Haze rule. Accordingly, in April 2010, the Company submitted a petition asking for revisions to the Regional Haze rule, which would allow the operation of Boardman to comply with the rule by installing certain emissions controls, using lower sulfur coal and ceasing coal-fired operations by the end of 2020. In the event the existing Regional Haze rule is not modified, PGE has requested acknowledgment of the operating plan as presented in the original IRP. The original IRP provides for the installation of extensive emissions controls to comply with the existing Regional Haze rule and continued operation of the plant through at least 2040.

•	Issued $70 million of 3.46% First Mortgage Bonds due January 2015.

•	Remarketed $121 million of Pollution Control Bonds at 5% due May 2033.

•	Repaid $149 million of maturing 7.875% unsecured notes.

First Quarter Operating Results

•	Revenues decreased $36 million, or 7%, in the first quarter of 2010 compared to the first quarter of 2009 primarily due to:

•	A $25 million decrease related to a 9% decrease in retail energy deliveries consisting of:

•

A 13% decrease in residential energy deliveries, driven by warmer than normal weather in the first quarter of 2010 compared to colder than normal weather in the first quarter of 2009, despite an increase in residential customers of 2,100; and

•	A 5% decrease in commercial and industrial deliveries, driven by the continuation of a weak economy;

•	A $15 million decrease related to a 4% decrease in average retail price, which primarily reflects lower power costs;

•

A $5 million increase primarily due to the collection from customers recorded in the first quarter of 2010 related to the decoupling mechanism, as weather adjusted energy use per residential and certain commercial customers, was less than that approved in PGE’s 2009 General Rate Case.

•

Purchased power and fuel expense decreased $31 million, or 12%, in the first quarter of 2010 compared to the first quarter of 2009, with $17 million related to a 6% decrease in total system load and $14 million related to a 6% decrease in average variable power cost. The average variable power cost decreased to $41.65 per MWh in the first quarter of 2010, from $44.42 per MWh in the first quarter of 2009, primarily due to a decrease in the cost of fuel used in natural gas-fired production combined with a shift in the mix of sources of energy, partially offset by a 17% decrease in energy received from hydroelectric resources.

•

Production and distribution expense decreased by $3 million, or 7%, as compared to the first quarter of 2009 due to a reduction in repair and restoration activities primarily related to wind storms in the first quarter of 2009.

•

Other income increased $6 million related primarily to a $5 million change in the fair value of non-qualified benefit plan assets. In the first quarter of 2010, PGE recorded a $2 million gain, compared to a $3 million loss recorded in the first quarter of 2009.

2010 Earnings Guidance

PGE reaffirms 2010 earnings guidance of $1.30 to $1.45 earnings per diluted share.

Capital Expenditures and Funding

The Company estimates capital expenditures to be $495 million in 2010, the majority of which relate to Biglow Canyon Phase III ($175 million), the smart meter project ($40 million) and upgrades to and replacement of generation, transmission and distribution infrastructure ($255 million). PGE plans to issue approximately $250 million of debt in 2010 to finance its capital expenditures, of which $191 million was issued during the first quarter of 2010.

First Quarter 2010 Earnings Call and Web cast — May 4, 2010

PGE will host a conference call with financial analysts and investors on Tuesday, May 4, 2010, at 11 a.m. EDT. The conference call will web cast live on the PGE website at www.PortlandGeneral.com. A replay of the call will be available beginning at 2 p.m. EDT on Tuesday, May 4, 2010 through Tuesday, May 11, 2010.

Jim Piro, President and CEO; Maria Pope, Senior Vice President, Finance, CFO, and Treasurer; and Bill Valach, Director, Investor Relations, will participate in the call. Management will respond to questions following formal comments.

The attached condensed consolidated statements of income, condensed consolidated balance sheets, and condensed consolidated statements of cash flows, as well as the supplemental operating statistics, are an integral part of this earnings release.

# # # # #

About Portland General Electric Company

Portland General Electric Company is a vertically integrated electric utility that serves approximately 817,000 residential, commercial and industrial customers in the Portland/Salem metropolitan area of Oregon. The Company’s headquarters are located at 121 SW Salmon Street, Portland, Oregon 97204. Visit PGE’s website at www.PortlandGeneral.com.

Safe Harbor Statement

Statements in this news release that relate to future plans, objectives, expectations, performance, events and the like may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding earnings guidance, statements regarding future load, hydro conditions and operating and maintenance costs; statements regarding future capital expenditures; statements regarding future financings and PGE’s access to capital and cost of capital; statements concerning the future operation of the Boardman plant; statements concerning the outcome of the 2011 general rate case and the timing of a final order from the OPUC; statements regarding the outcome of any legal or regulatory proceeding; as well as other statements containing words such as “anticipates,” “believes,” “intends,” “estimates,” “promises,” “expects,” “should,” “conditioned upon,” and similar expressions. Investors are cautioned that any such forward-looking statements are subject to risks and uncertainties, including the reductions in demand for electricity and the sale of excess energy during periods of low wholesale market prices; the outcome of the 2011 general rate case filing; regulatory approval and rate treatment of the smart meter project and Phase III of the Biglow Canyon Wind Farm project; operational risks relating to the Company’s generation facilities, including hydro conditions, wind conditions, disruption of fuel supply, and unscheduled plant outages, which may result in unanticipated operating, maintenance and repair costs, as well as replacement power costs; the costs of compliance with environmental laws and regulations, including those that govern emissions from thermal power plants; changes in weather, hydroelectric and energy markets conditions, which could affect the availability and cost of purchased power and fuel; changes in capital market conditions, which could affect the availability and cost of capital and result in delay or cancellation of capital projects; unforeseen problems or delays in completing capital projects, resulting in the failure to complete such projects on schedule or within budget; the outcome of various legal and regulatory proceedings; and general economic and financial market conditions. As a result, actual results may differ materially from those projected in the forward-looking statements. All forward-looking statements included in this news release are based on information available to the Company on the date hereof and such statements speak only as of the date hereof. The Company assumes no obligation to update any such forward-looking statement. Prospective investors should also review the risks and uncertainties listed in the Company’s most recent Annual Report on Form 10-K and the Company’s reports on Forms 8-K and 10-Q filed with the United States Securities and Exchange Commission, including Management’s Discussion and Analysis of Financial Condition and Results of Operations and the risks described therein from time to time.

POR-F

Source: Portland General Electric Company

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Dollars in millions, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2010	2009
Revenues	$449	$485

Operating expenses:
Purchased power and fuel	224	255
Production and distribution	39	42
Administrative and other	45	45
Depreciation and amortization	57	57
Taxes other than income taxes	23	23

Total operating expenses	388	422

Income from operations	61	63

Other income (expense):
Allowance for equity funds used during construction	4	2
Miscellaneous income (expense), net	1	(3)

Other income (expense), net	5	(1)
Interest expense	29	25

Income before income taxes	37	37
Income taxes	10	13

Net income	27	24

Less: net losses attributable to the noncontrolling interests	—	(7)

Net income attributable to Portland General Electric Company	$27	$31

Weighted-average shares outstanding (in thousands):
Basic	75,229	65,521

Diluted	75,246	65,607

Earnings per share:
Basic	$0.36	$0.47

Diluted	$0.36	$0.47

Dividends declared per common share	$0.255	$0.245

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	March 31, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$52	$31
Accounts receivable, net	150	159
Unbilled revenues	71	95
Inventories	53	58
Margin deposits	89	56
Regulatory assets - current	202	197
Current deferred income taxes	48	—
Other current assets	129	94

Total current assets	794	690
Electric utility plant, net	3,964	3,858
Regulatory assets - noncurrent	532	465
Non-qualified benefit plan trust	47	47
Nuclear decommissioning trust	32	50
Other noncurrent assets	67	62

Total assets	$5,436	$5,172

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$209	$187
Liabilities from price risk management activities - current	180	128
Current portion of long-term debt	37	186
Regulatory liabilities - current	18	27
Other current liabilities	91	92

Total current liabilities	535	620
Long-term debt, net of current portion	1,750	1,558
Regulatory liabilities - noncurrent	651	654
Deferred income taxes	426	356
Liabilities from price risk management activities - noncurrent	202	127
Unfunded status of pension and postretirement plans	144	143
Non-qualified benefit plan liabilities	96	96
Other noncurrent liabilities	80	75

Total liabilities	3,884	3,629

Total equity	1,552	1,543

Total liabilities and equity	$5,436	$5,172

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Three Months Ended March 31,
	2010	2009
Cash flows from operating activities:
Net income	$27	$24
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	57	57
Increase in net liabilities from price risk management activities	106	87
Regulatory deferral - price risk management activities	(106)	(87)
Deferred income taxes	12	11
Senate Bill 408 deferrals	(1)	(6)
Allowance for equity funds used during construction	(4)	(2)
Power cost deferrals, net	—	(5)
Other non-cash income and expenses, net	9	9
Changes in working capital:
Increase in margin deposits	(33)	(16)
Decrease in receivables	33	19
Decrease in payables	(11)	(35)
Other working capital items, net	(13)	(21)
Other, net	(8)	5

Net cash provided by operating activities	68	40

Cash flows from investing activities:
Capital expenditures	(92)	(91)
Distribution from Nuclear decommissioning trust	19	—
Sales of Nuclear decommissioning trust securities	13	7
Purchases of Nuclear decommissioning trust securities	(12)	(7)
Other, net	(1)	—

Net cash used in investing activities	(73)	(91)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	191	130
Payments on long-term debt	(149)	—
Proceeds from issuance of common stock, net of issuance costs	—	170
Borrowings on revolving lines of credit	—	82
Payments on revolving lines of credit	—	(213)
Borrowings (payments) on short-term debt, net	4	(72)
Dividends paid	(19)	(15)
Debt issuance costs	(1)	(1)
Noncontrolling interests’ capital contribution	—	7

Net cash provided by financing activities	26	88

Increase in cash and cash equivalents	21	37
Cash and cash equivalents, beginning of period	31	10

Cash and cash equivalents, end of period	$52	$47

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES

SUPPLEMENTAL OPERATING STATISTICS

(Unaudited)

	Three Months Ended March 31,
	2010	2009
Revenues (dollars in millions):
Retail sales:
Residential	$206	$233
Commercial	140	149
Industrial	50	42

Total retail sales	396	424
Direct access customers	3	(1)
Other retail revenues	21	29

Total retail revenues	420	452
Wholesale revenues	21	28
Other operating revenues	8	5

Total revenues	$449	$485

Energy sold and delivered (MWh in thousands):
Retail energy sales:
Residential	2,046	2,351
Commercial	1,651	1,733
Industrial	736	604

Total retail energy sales	4,433	4,688
Delivery to direct access customers:
Commercial	85	88
Industrial	177	362

	262	450

Total retail energy deliveries	4,695	5,138
Wholesale sales	580	709

Total energy sold and delivered	5,275	5,847

Number of retail customers at end of period:
Residential	716,643	714,516
Commercial	100,280	99,077
Industrial	255	252
Direct access	215	213

	817,393	814,058

	Heating Degree-days
	2010	2009
January	609	767
February	510	656
March	510	599

1st quarter	1,629	2,022

Average	1,849	1,831

Note: “Average” represents the 15-year averages provided by the National Weather Service, as measured at

Portland International Airport.